EXHIBT 10.2

AMENDMENT NO. 2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT  (“Amendment No. 2”) is entered into as of May 21, 2020 among Cadiz Inc., a Delaware corporation (the “Company”) and Timothy J. Shaheen (“Shaheen”).  The parties to this Amendment No. 2 are hereinafter sometimes referred to collectively as the "Parties".

RECITALS:

WHEREAS, the Parties have entered into an Amended and Restated Employment Agreement as of June 13, 2014 (the "Agreement"), as amended by Amendment No. 1 dated as of March 10, 2020 (“Amendment No. 1) ; and

WHEREAS, prior to the date hereof Shaheen has served as the Chief Financial Officer and Secretary of the Company; and

WHEREAS, the Company and Shaheen wish to modify the duties and responsibilities of Shaheen as an employee of the Company with such modification to take effect as of the effective date of this Amendment No. 2;

NOW THEREFORE, in consideration of the above recitals, the promises and the mutual representations, warranties, covenants and agreements herein contained, the Parties hereby agree as follows.  Defined terms used herein shall, if not otherwise defined in this Amendment No. 2, have the same meaning as set forth in the Agreement.

1. Duties.  Section 2 of the Agreement is hereby amended to read in its entirety as follows:

“2. DUTIES.  In the course of his employment hereunder, Shaheen shall direct the Company’s agricultural operations, and in doing so shall utilize his experience in agricultural development in assisting the Company and its wholly owned subsidiary, Cadiz Real Estate LLC in the development and implementation of the Company’s agricultural operations including wellfield and crop development plans that are complementary to the Company’s water project implementation.  Shaheen shall operate at all times under the direction of the Chairman and Chief Executive Officer of the Company (the “Executive Officers”).  Shaheen's base of operations shall be at the corporate headquarters office of the Company in Los Angeles, California, unless changed by mutual agreement.  However, Shaheen shall also render services at such other sites as necessary from time to time to properly perform his duties.”

2. Resignations.The execution by Shaheen of this Amendment No. 2 shall evidence his resignation, effective concurrently with the appointment of his successor thereto, from all executive positions (e.g. officer, director or manager) held prior to the date hereof with the Company or any of its subsidiaries or affiliates, including, without limitation, all positions listed on Appendix A hereto.

3. Existing Agreement.  Except as otherwise amended or modified herein or hereby, the provisions of the Agreement and Amendment No. 1 thereto shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CADIZ INC.

By:	/s/ Keith Brackpool
Keith Brackpool, Chairman of the Board

SHAHEEN

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen

APPENDIX A

RESIGNATIONS

1. Cadiz Inc.

Chief Financial Officer
Secretary

2. Cadiz Real Estate

Manager
Chairman
Chief Executive Officer

3. Octagon Partners LLC

Manager
Vice-President

4. Rancho Cadiz Mutual Water Company

Director
Chief Financial Officer
Secretary

5. SWI Estate, Inc.

President and Chief Executive Officer
Chief Financial Officer
Secretary

6. Fenner Valley Mutual Water Company

Director
Chief Financial Officer
Secretary